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                         EXECUTIVE SEVERANCE AGREEMENT

         THIS AGREEMENT, dated as of ___________, 1999, between Trinity Industries, Inc., a Delaware corporation (the "Company"), and _________________ (the "Executive")

                                  WITNESSETH:

         WHEREAS, the Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control of the Company (as hereinafter defined).

         NOW, THEREFORE, this Agreement sets forth the severance compensation which the Company agrees it will pay to the Executive if the Executive's employment with the Company terminates under one of the circumstances described herein following a Change in Control of the Company.

         1. TERM. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of:

               (i) June 8, 2000; provided, however, that, commencing on June 8, 1999 and on each anniversary date thereafter (each such date, an "Anniversary Date"), the expiration date under this clause (i) shall automatically be extended for one additional year unless, not later than the December 31 immediately prior to such Anniversary Date, either party shall have given written notice that it does not wish to extend this Agreement;

               (ii) the termination of the Executive's employment with the Company based on death, Disability (as defined in Section 3(b) hereof) or Cause (as defined in Section 3(d) hereof) or by the Executive for Good Reason (as defined in Section 3(e) hereof); and

               (iii) two years from the date of a Change in Control of the Company if the Executive has not terminated his employment for Good Reason as of such time.

         2. CHANGE IN CONTROL. No compensation shall be payable under this Agreement unless and until (a) there shall have been a Change in Control of the Company, while the Executive is still an employee of the Company and (b) the Executive's employment by the Company


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thereafter shall have been terminated in accordance with Section 3.

For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph
          (iii) below; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on May 6, 1997, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on May 6, 1997 or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation

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          effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     For purposes hereof:

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
     (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a Corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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         3. TERMINATION FOLLOWING CHANGE IN CONTROL. (a) If a Change in Control
of the Company shall have occurred while the Executive is still an employee of the Company, the Executive shall be entitled to the compensation provided in
Section 4 hereof upon the subsequent termination of the Executive's employment with the Company by the Executive or by the Company unless such termination is as a result of:

               (i)   the Executive's death;

               (ii) the Executive's Disability (as defined in Section (3)(b) below);

               (iii) the Executive's termination by the Company for Cause (as defined in Section 3(d) below); or

               (iv) the Executive's decision to terminate employment other than for Good Reason (as defined in Section 3(e) below).

         (b) DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for one year and within thirty days after written Notice of Termination (as hereinafter defined) is thereafter given by the Company, the Executive shall not have returned to the full-time performance of the Executive's duties, the Company may terminate this Agreement for "DISABILITY."

         (c) [subsection intentionally left blank].

         (d) CAUSE. The Company may terminate the Executive's employment for CAUSE. For purposes of this Agreement only, the Company shall have "Cause" to terminate the Executive's employment hereunder only on the basis of:

               (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness and other than in respect of any duties inconsistent with, or more burdensome than, the Executive's duties with the Company immediately prior to a Change in Control of the Company);

               (ii) the willfully engaging by the Executive in continued misconduct which is materially injurious to the Company after having been advised in writing of the particular misconduct deemed by the Company to be materially injurious to the Company and instructed in



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     such writing to cease any further misconduct of a similar nature;

          (iii) misappropriation or embezzlement from the Company of any other act or acts of dishonesty by the Executive constituting a felony that results, or is intended to result, directly or indirectly, in gain to or personal enrichment of the Executive at the Company's expense; or

          (iv) the conviction of the Executive of a felony involving the moral turpitude of the Executive.

For purposes of this Section 3(d), no act or failure to act on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission of the Executive was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that the Executive was guilty of conduct set forth in this Section 3(d) and specifying the particulars thereof in detail.

         (e) GOOD REASON. The Executive may terminate the Executive's employment for Good Reason at any time after a Change in Control of the Company. For purposes of this Agreement "GOOD REASON" shall mean any of the following (without the Executive's express written consent):

          (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company, or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Executive from or any failure to reelect the Executive to any of such positions, except in connection with the termination of his employment for Disability or Cause or as a result of the Executive's death or by the Executive other than for Good Reason;

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          (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of the Company in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company effected in the preceding 12 months;

          (iii) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's pension plan, group life insurance plan, and medical, dental, accident and disability plans) in which the Executive is participating at the time of a Change in Control of the Company (or any other plans providing the Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company;

          (iv) any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, the Company's Incentive Compensation Plan) in which the Executive is participating at the time of a Change in Control of the Company (or any other plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plan") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his base salary, in any fiscal year as compared to the immediately preceding fiscal year;

          (v) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's Stock Option Plan, and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive is participating at the time of a Change in Control of the Company (or plans or

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arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan;

          (vi) a relocation of the Company's principal executive offices to a location outside of Dallas County, Texas, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control of the Company, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company;

          (vii) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company;

          (viii) any material breach by the Company of any provision of this Agreement;

          (ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

          (x) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(f) below, and for purposes of this Agreement, no such purported termination shall be effective.

         (f) NOTICE OF TERMINATION. Any termination by the Company pursuant to
Section 3(b), 3(c) or 3(d) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

         (g) DATE OF TERMINATION. "DATE OF TERMINATION" shall mean (a) if this Agreement is terminated by the Company for Disability,

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thirty days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period) or (b) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given.

         4. SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT.

          The Company may terminate the Executive's employment at any time; however, if the Company shall terminate the Executive's employment other than pursuant to Section 3(b) or 3(d) or if the Executive shall terminate his employment for Good Reason, then as severance pay and as the Executive's sole remedy for such termination:

               (i) the Company shall pay to the Executive in a lump sum, in cash, on or before the fifth day following the Date of Termination, an amount equal to three times the sum of (A) the Executive's base salary as in effect immediately prior to the Change in Control or, if higher, in effect immediately prior to the Date of Termination and (B) the bonus earned with respect to the fiscal year immediately prior to the Change in Control or, if higher, the fiscal year immediately prior to the Date of Termination;


               (ii) the Company shall provide, at the Company's sole expense, all benefits to which the Executive and anyone entitled to claim under or through the Executive would be entitled under the Company's group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, or other present or future similar group employee benefit plan or program of the Company for which key executives are eligible, as such plans are in effect immediately prior to the Change in Control (or, if more favorable to the Executive, immediately prior to the Notice of Termination), to the same extent as if the Executive had continued in the employment of the Company during the thirty-six month period following the Date of Termination;

               (iii) the Company shall pay to the Executive and, if applicable, to his beneficiaries, in cash, on or before the fifth day following the Date of Termination, a lump sum representing the present value of the excess of (A) the benefit (expressed as a life annuity commencing at age 65 or such earlier date as of which the actuarial equivalent of such annuity is greatest) that the Executive would have accrued under the provi-

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          sions of the Company's Pension Plan for Salaried Employees in effect immediately prior to the Change in Control had the Executive continued to be employed for an additional thirty-six months following the Date of Termination at the annual rate of compensation taken into account under clause (i) hereof over (B) the benefit actually accrued by the Executive under such plan. For purposes hereof, "present value" shall be determined using a per annum discount rate as established from time to time for the Company's Pension Plan for Salaried Employees and "actuarial equivalent" shall be determined using the same assumptions utilized under such plan.

          The foregoing payments shall be subject to withholding of federal, state and local income, FICA and similar taxes, if required by law.

              4.A. Whether or not the Executive becomes entitled to the payments under Section 4 hereof, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") would be subject to the excise tax imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the residence of the Executive on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. All determinations made under this Section 4.A. shall be made by the accounting firm which served as the

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          Company's auditor immediately prior to the Change in Control.

         5. NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTS.
(a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any other agreement, contract, plan or arrangement with the Company.

         6. SUCCESSOR TO THE COMPANY. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company by written agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such devisee, legatee or other designee, to executor or administrator of the Executive's estate.

         7. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered

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or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

               If to the Company:

                    Trinity Industries, Inc.
                    P. O. Box 568887
                    Dallas, Texas 75356-8887
                    Attention: President

               If to the Executive:

                    Name of Executive
                    Address

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. MISCELLANEOUS. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         9. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11. LEGAL FEES AND EXPENSES. The Company shall pay all legal fees and expenses which the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement.

         12. CONFIDENTIALITY. The Executive shall retain in confidence any and all confidential information known to the Executive concerning the Company and its business so long as such information is not otherwise publicly disclosed.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        TRINITY INDUSTRIES, INC.

                                        By
                                          --------------------------------------
                                        Name: Timothy R. Wallace
                                        Title: Chairman and President

                                             EXECUTIVE

                                        By
                                          --------------------------------------
                                        Name:
                                        Title:

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